EXHIBIT 99.2

Apollo Gold Announces First Quarter 2009 Financial and Operating Results Conference Call

Denver, Colorado – May 15, 2009 - Apollo Gold Corporation (the “Company”) (TSX:APG) (AMEX:AGT) will be discussing the 2009 first quarter financial and operating results on Thursday, May 21, 2009. The Company’s management will host the conference call at 10:00 AM MST (9:00 AM PST and 12:00 PM EST). The 2009 10-Q and press release earnings report are available on the Company website at www.apollogold.com.

Conference Call Details:
Call-in Number – North America	(877) 407-8033
Call-in Number – International	(201) 689-8033

The conference call will be available for replay until May 28, 2009 by calling (877) 660-6853 for North American callers and (201) 612-7415 for International callers. You will need both account 286 and conference id# 323649 for playback. A link to the live webcast of the conference call will be available also on the Company website until July 26, 2009.

Contact Information:

Investor Relations – Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com